U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31 2011

The Mobile Star Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-152952	98-0565411
(Commission File No.)	(IRS Employer Identification No.)

c/o Judah Steinberger
26 Sharei Torah Street
Jerusalem Israel
Phone Number:  972 - (542) 393343
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)
 c/o Danny Elbaz
53 Hanoter Street
Even Yehuda, Israel 40500
Phone Number:  972 - (544) 655-341

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -- Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On August 29, 2011, the Registrant issued a total of 180,000,000 shares of common stock of the Registrant as indicated below.  The shares were issued to the Directors of the Registrant for services being provided to the Company for management fees.

The shares were issued in reliance of Section 4(2) of the Securities Act of 1933, as amended.  Such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the securities are subject to Rule 144 limitation on resale and (v) each of the parties is a sophisticated purchaser and had full access to the information on the Registrant necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31 , 2011

The Mobile Star Corp.

By:	/s/ Judah Steinberger
Judah Steinberger
Title: President and Director
(Principal Executive Officer)